Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-111310 and No. 333-152335) of Elron Electronic Industries Ltd. of our reports dated March 21, 2017 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appear in this Form 20-F.

Tel-Aviv, Israel March 21, 2017	/s/ Kesselman & Kesselman Kesselman & Kesselman Certified Public Accountants (lsr.) A member firm of PricewaterhouseCoopers International Limited